Exhibit 10.4

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the
Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to
Limited Partnership Agreements and Operating Agreements

As of December 26, 2023

Entity Name	Restaurant Location	Percentage of Holdings’ Interest	Actual Management Fee Charged	Percentage Owned by Executive Officers, Directors & 5% Stockholders

Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5.09%	0.5%	3.06	%(1)

Texas Roadhouse of Mansfield, Ltd.	Mansfield, TX	52.5%	3.5%	34.5	%(1)

Roadhouse of McKinney, Ltd.	McKinney, TX	5.0%	0.5%	2.0	%(1)

(1)	The ownership percentages listed for these restaurants are owned by Gerald L. Morgan, the Company’s Chief Executive Officer.